                             IONA TECHNOLOGIES, LTD.


                            TERMS AND CONDITIONS WITH

                                BROADVISION, INC.

                                TABLE OF CONTENTS

                                                                            PAGE

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Appointment, Rights and Restrictions. . . . . . . . . . . . . . . . . .   2
     2.1  Grant of Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2  Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3  End User Agreement . . . . . . . . . . . . . . . . . . . . . . . .   3

3.   Product Development, Acceptance, and Delivery for BroadVision's Use . .   3
     3.1  Development of Products. . . . . . . . . . . . . . . . . . . . . .   3
     3.2  Delivery and Installation. . . . . . . . . . . . . . . . . . . . .   4
     3.3  BroadVision's Acceptance.. . . . . . . . . . . . . . . . . . . . .   4
     3.4  Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.5  IONA's Reservation of Rights . . . . . . . . . . . . . . . . . . .   5
     3.6  [ * ] Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.7  [ * ] Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.8  Platform Support . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.9  Custom Development Services. . . . . . . . . . . . . . . . . . . .   5

4.   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.   Fees and Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.1  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.2  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.3  Forecasts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.4  Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.5  Records and Inspection Rights. . . . . . . . . . . . . . . . . . .   6

6.   Maintenance and Support . . . . . . . . . . . . . . . . . . . . . . . .   7


(*) Confidential treatment requested

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

7.   Press Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

8.   Trademarks; Markings. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     8.1  Trademarks and Trade Names . . . . . . . . . . . . . . . . . . . .   8
     8.2  Markings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     8.3  Use of Marks and Names . . . . . . . . . . . . . . . . . . . . . .   8
     8.4  Standards. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

9.   Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.1  Limited Warranty . . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.2  No Additional Warranties to End Users. . . . . . . . . . . . . . .   9
     9.3  Exclusions.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

10.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . .  10

11.  IONA's Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     11.1 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     11.2 Limitation on Liability/Exclusive Remedy . . . . . . . . . . . . .  11

12.  BroadVision's Indemnity . . . . . . . . . . . . . . . . . . . . . . . .  11

13.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

14.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     14.1 Termination by Either Party. . . . . . . . . . . . . . . . . . . .  11
     14.2 Effects of Termination . . . . . . . . . . . . . . . . . . . . . .  12
     14.3 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

15.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     15.1  Confidential Information. . . . . . . . . . . . . . . . . . . . .  12
     15.2  Restrictions on Use . . . . . . . . . . . . . . . . . . . . . . .  12

16.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.1  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.2  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.3  Language. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.4  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.5  Right to Enter Agreement. . . . . . . . . . . . . . . . . . . . .  14
     16.6  Independent Contractor. . . . . . . . . . . . . . . . . . . . . .  14
     16.7  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     16.8  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . .  14
     16.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     16.10 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     16.11 Non-Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     16.12 Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . .  14
     16.13 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

EXHIBIT A

SUPPLEMENTAL TERMS AND CONDITIONS. . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B

IONA LIST PRICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

END USER LICENSE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                          IONA TECHNOLOGIES, LTD.

                            TERMS AND CONDITIONS

     THESE TERMS AND CONDITIONS are made and entered into as of January 1, 1995 (the "Effective Date") by and between IONA TECHNOLOGIES, LTD., an Irish corporation ("IONA") located at 8-34 Percy Place, Dublin 4, Ireland, and BROADVISION INC., a Delaware corporation ("BroadVision") located at 333 Distel Circle, Los Altos, California 94022.

                                    RECITALS

     WHEREAS, BroadVision provides software products and professional services that facilitate commerce in interactive media;

     WHEREAS, IONA develops and licenses software products that provide for the implementation of the OMG CORBA object request broker standard and related development tools;

     WHEREAS, BroadVision desires to license IONA's products to use internally to facilitate the development of BroadVision's products and to incorporate IONA's products into the BroadVision product suite; and

     WHEREAS, BroadVision also desires to sublicense IONA's products to third parties such as resellers and end users for their development and use.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                    AGREEMENT

1.   DEFINITIONS.

     (a)  "ACCEPTANCE" means BroadVision's acceptance of Product delivery either
(i) by written notice of acceptance, or (ii) by the expiration of the Acceptance Period without BroadVision's objection.

     (b) "AGREEMENT" means these Terms and Conditions, the Supplemental Terms and Conditions (Exhibit A), and any other Exhibits attached hereto.

     (c) "APPLICATION DEVELOPMENT KIT" means the documentation, example programs and code comprising the CoMarket Application Programming Interfaces
(API). The Toolkits are licensed on a per developer basis, and include (i) the Application Integration Toolkit, including platform-specific software stubs for integration of the ICMS with interactive applications; and (ii) the Existing Business Systems Toolkit, including platform-specific software drivers for integration of the ICMS with existing business systems. The CoMarket APIs are provided as a C++ library. The CoMarket Toolkit license includes the right to incorporate both the software stubs and drivers in interactive applications and existing business systems, and the right to sub-license such applications to others.

     (d) "BROADVISION PRODUCTS" means those software products manufactured by BroadVision or purchased or licensed by BroadVision from a third party.

     (e) "DELIVERY DATE" means the date set forth in Exhibit A for IONA to deliver the Products to BroadVision for Acceptance.

     (f) "DOCUMENTATION" means IONA's standard user manuals and other written and graphical material related to the Products.

     (g) "END USER" means a third party who acquires the Final Products from BroadVision for its own internal use other than distribution or resale and who is granted a sublicense to the Products by BroadVision pursuant to the terms of this Agreement.

     (h) "FINAL PRODUCTS" means the Products: (i) bundled together with or incorporated into the BroadVision Products and intended to be sold and sublicensed to End Users for a single price, or (ii) bundled together with BroadVision's integration and other support services. The Final Products are the Application Development Kits and the Run Time Products.

     (i) "PRODUCTS" means those software products enumerated in Exhibit A in object code form and any other products as IONA may in its sole discretion make available to BroadVision from time to time.

     (j) "RUN TIME PRODUCTS" means the dashboard software and the server software as set forth in Exhibit C.

     (k)  "TERRITORY" means the countries specified in Exhibit A.

2.   APPOINTMENT, RIGHTS AND RESTRICTIONS.

     2.1  GRANT OF RIGHTS.

          (a) APPOINTMENT. IONA hereby appoints BroadVision as a non-exclusive seller and sublicensor of Products during the term of this Agreement. BroadVision or its resellers will sell and sublicense the Products only as part of the Final Products and not on a standalone basis.

          (b) DEMONSTRATION LICENSE. Subject to the terms of this Agreement, IONA grants to BroadVision or its resellers the non-exclusive, royalty-free right, during and for the term of this Agreement, to publicly display and publicly perform the Products for demonstration purposes only in the Territory.

          (c) PRODUCT RESALE LICENSE. Subject to the terms of this Agreement, IONA grants to BroadVision or its resellers the non-exclusive right, during and for the term of this

Agreement, to reproduce, market, sell and distribute the Products as incorporated into the Final Products in the Territory.

          (d) PRODUCT USE LICENSE. Subject to the terms of this Agreement, IONA grants to BroadVision the non-exclusive, nontransferable right, during and for the term of this Agreement, to install and use the Products for internal purposes.

          (e) DOCUMENTATION LICENSE. Subject to the terms of this Agreement, IONA grants to BroadVision the non-exclusive right to use, reproduce, create derivative works of, sublicense through multiple levels of sublicensees, and distribute the Documentation (i) solely in conjunction with BroadVision's demonstration or internal use of the Product, or (ii) only as part of the Final Products.

     2.2  RESTRICTIONS.

          (a) BroadVision acknowledges and agrees that the Products contain IONA's proprietary information and in order to protect such information, BroadVision will not, nor will it allow a third party to, decompile, reverse engineer, disassemble or otherwise reduce the source code of the Products to a humanly perceivable form.

          (b) Notwithstanding any other provision to the contrary, BroadVision may install the Products on computers or systems located only at facilities owned or leased by BroadVision or End User, except with IONA's prior written consent, which shall not be unreasonably withheld. BroadVision shall take reasonable security precautions to restrict access to the Products to authorized users.

          (c) BroadVision may not sell, sublicense or otherwise distribute the Products on a standalone basis.

          (d)  BroadVision may not rent, lease or loan the Products.

     2.3 END USER AGREEMENT. BroadVision agrees to execute an agreement with End Users, which provisions will be materially in conformance with the provisions contained in Exhibit D. IONA reserves the right to terminate an End User's sublicense for End User's breach of such agreement.

3.   PRODUCT DEVELOPMENT, ACCEPTANCE, AND DELIVERY FOR BROADVISION'S USE.

     3.1  DEVELOPMENT OF PRODUCTS.

          (a) IONA will deliver the Products to BroadVision on the Delivery Date for BroadVision's Acceptance testing.

          (b) If IONA does not deliver a Product to BroadVision for Acceptance within thirty (30) days of the Delivery Date, BroadVision may terminate its order for the Product and receive all sums it has paid to IONA for such Product.

     3.2  DELIVERY AND INSTALLATION.

          (a) On the Delivery Date, IONA will deliver to BroadVision's designated facility one electronic copy of the Product and one electronic copy of the Documentation. The parties shall mutually determine who will install the Product on BroadVision's computer. In the event IONA is responsible for installation of the Product, BroadVision will reimburse IONA's reasonable travel and lodging expenses in connection with the Product installation.

          (b) In the event IONA is responsible for installation of the Product, BroadVision will ensure that the designated computer is operational on the Delivery Date, and will make available reasonable amounts of machine time and other resources (such as access and passwords) reasonably necessary for IONA's installation. In the event IONA is responsible for installation of the Product, if IONA is delayed from performing its obligations under this Section 3.2 solely due to BroadVision's failure to make available the machine time and resources reasonably necessary for IONA's installation, BroadVision will pay all of IONA's costs attributable to such delay at IONA's then current time and materials consulting rates.

     3.3  BROADVISION'S ACCEPTANCE.

          (a) ACCEPTANCE TESTING PERIOD. Within thirty (30) days from the Delivery Date, which period may be extended as set forth below, BroadVision shall determine to its satisfaction that the Products materially conform to the Documentation.

          (b) CORRECTION OF ERRORS. If within such thirty (30) day period, BroadVision determines that the functions of the Products do not materially conform to the Documentation, BroadVision shall notify IONA in writing specifying the nonconforming Product and which part of the Documentation the Product fails to conform to. IONA shall correct any confirmed nonconformities and shall provide the corrected Product to BroadVision as soon as commercially reasonable. BroadVision shall determine within seven (7) business days whether the corrected Product conforms to the Documentation, and shall notify IONA within such period of any continuing nonconformities. If IONA is unable to correct any material nonconformity, BroadVision may, at its discretion, refuse to accept the nonconforming Product, in which case IONA shall refund the portion of the fees BroadVision paid for such Product.

          (c) BroadVision's failure to notify IONA of such non-conformance will mean that BroadVision will be deemed to have accepted the Product. BroadVision will also be deemed to have accepted the Product if BroadVision uses the Product commercially or resells the Product.

     3.4 DOCUMENTATION. BroadVision may use only the applicable portions of the Documentation, modified in its discretion, to create BroadVision's documentation for the Final Products. Before disseminating to third parties, BroadVision will provide a copy of BroadVision's documentation to IONA for IONA's review and approval, which shall be given within ten (10) business days of submission and shall not be unreasonably withheld. To the extent that BroadVision uses the Documentation or portions thereof to create a derivative work, BroadVision shall own all right, title and interest in and to the derivative work. BroadVision shall affix the following notice to any media incorporating the Documentation: COPYRIGHT

19__, IONA TECHNOLOGIES, LTD. IONA copyright material will in all cases form a minority part of any derivative work as mentioned above.

     3.5 IONA'S RESERVATION OF RIGHTS. IONA reserves the right, from time to time, in its sole discretion and without liability to BroadVision, to
(a) discontinue the sale of any Products at any time upon eighteen
(18) months' prior written notice to BroadVision, and (b) market the Products worldwide, either directly or through other resellers.

     3.6 [ * ] AGREEMENT. If initiated by BroadVision, the parties agree to negotiate in good faith for a period of thirty (30) days the terms of a [ * ] agreement. The terms shall provide that IONA will [ * ]. Other terms [ * ] shall be reasonable and customary for the industry.

     3.7 [ * ] AGREEMENT. If initiated by BroadVision, the parties agree to negotiate in good faith for a period of thirty (30) days the terms of a [ * ] agreement, which terms shall be reasonable and customary for the industry.

     3.8 PLATFORM SUPPORT. If BroadVision desires a multi-threaded version of the Products for platforms other than Solaris and Windows NT, BroadVision and IONA agree to negotiate for a period of thirty (30) days the terms of an agreement covering IONA's development of such a version. However, IONA may decide not to do such development work in its sole discretion.

     3.9 CUSTOM DEVELOPMENT SERVICES. In the event that BroadVision desires custom development services, the parties shall execute a mutually acceptable written agreement which will be attached as an Exhibit to this Agreement.

4.   OWNERSHIP.

     IONA's license of the Products and Documentation under this Agreement will not constitute a sale of any title or interest in the Products. IONA will retain all right, title and interest in and to the Products and all copies thereof. No right or license, other than the rights expressly granted herein, is granted by implication or otherwise.

5.   FEES AND PRICES.

     5.1 FEES. BroadVision will pay the fees for the Products and the maintenance fees set forth on Exhibit A in U.S. Dollars. For Products sold and sublicensed to resellers or End Users in Application Development Kits, BroadVision agrees to make and pay royalties as set forth in Exhibit A based on the number of copies of Products made by or on behalf of BroadVision. For Products sold and sublicensed to resellers or End Users in Run Time Products, BroadVision shall pay the fees set forth in Exhibit A.

     5.2 TAXES. BroadVision's payments required hereunder are exclusive of taxes except as provided herein, and BroadVision agrees to bear and be solely responsible for the payment of all such taxes, other than taxes payable on IONA's net income, including but not limited to


(*) Confidential treatment requested
all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with the use, manufacture or sale of the Products or the Final Products.

     5.3 FORECASTS. Upon IONA's written request, which may be provided no more than two times in a calendar year, BroadVision will provide to IONA, within twenty (20) days of IONA's request, an annual forecast of the number of copies BroadVision intends to make of the Products and Final Products and whether such copies will be used in Application Development Kits or Run Time Products.

     5.4 REPORTING. Within ten (10) days following the end of each calendar quarter, BroadVision shall render to IONA a statement showing in reasonable detail the number of copies of the Products made and the number of copies of the Products sold and sublicensed during such quarter. BroadVision shall pay IONA the applicable license fee for a sale and sublicense to a reseller or End User within forty-five (45) days of BroadVision's delivery of the Final Product to such reseller or End User. In BroadVision's invoice for each sale and sublicense, BroadVision will disclose the identity of each End User.

     5.5 RECORDS AND INSPECTION RIGHTS. BroadVision will keep and maintain, for a period of three (3) years, proper records and books of account relating to BroadVision's marketing and distribution of the Products. IONA may inspect such records to verify BroadVision's statements. Any such inspection will be conducted only by independent public accountants during regular business hours at BroadVision's offices in a manner that does not unreasonably interfere with BroadVision's business activities. Such inspection shall be at IONA's cost and expense; PROVIDED, HOWEVER, if the audit reveals overdue payments in excess of fifteen percent (15%) of the payments owed to date, BroadVision shall pay the cost of such audit(s) and for each such audit IONA may conduct another audit during the same twelve (12) month period. Except as set forth above, such audits may be conducted no more than once in any twelve (12) month period. In the event that IONA wishes to inspect such books and records, BroadVision will make all relevant records available, including but not limited to all records relating to activities outside of the United States (whether such records were originally generated within or outside of the United States). IONA will have no right to inspect any materials not relating directly to the copying of the Products or the distribution and marketing of the Final Products hereunder. In no event may IONA commence an inspection of any statement later than two (2) years from the date of such statement.

6.   MAINTENANCE AND SUPPORT.

     IONA will provide the following maintenance and support services to
BroadVision:

     (a) SYSTEM AND TELEPHONE SUPPORT. IONA will provide the following kinds of support between 8 a.m. and 5 p.m. weekdays, local Ireland time:

          (1) If the Products are non-operational or have crashed, IONA shall use their best efforts work on the Product by remote access within two (2) hours of notification. For all other Product-related errors, IONA will initiate work on the Product by remote access within four (4) hours of notification.

          (2) For questions arising from BroadVision's internal use of the Products, IONA will provide first line telephone support to BroadVision and its employees.

          (3) For questions arising from End User's use of the Products, IONA will provide second line telephone support to BroadVision. Before contacting IONA with End User's questions, BroadVision will first provide all End User support that it is commercially reasonable for a competent engineering team to provide without having access to the program's source code. IONA may redirect any End Users' calls it receives to BroadVision.

     Should BroadVision require support for problems not caused by IONA, such as hardware failures, communications failures, or failures due to BroadVision Products or non-IONA software product failures, BroadVision will pay IONA's fees as set forth in IONA's then current price list.

     For the fees as set forth in Exhibit A, IONA will provide the support described in this Section 6(a) twenty-four (24) hours a day, seven days a week. At IONA's discretion, coverage between 5 p.m. and 8 a.m. weekdays and on weekends local Ireland time may be provided by a trained technician accessible by beeper.

     For any warranty, maintenance or support service provided by IONA to BroadVision, BroadVision shall provide reasonable site and system access (including remote access) reasonably necessary to IONA's performance of the work.

     Nothing in this Agreement shall be construed to require IONA to support versions of the Products that have been rendered non-current by subsequent versions. IONA will provide six (6) months prior written notice to BroadVision before it ceases to provide support for a particular version of a Product.

     (b) BUG FIXES. After the expiration of the warranty period, IONA will provide bug fixes to the Products to ensure that the Products materially conform to the Documentation.

     (c) NEW RELEASES. IONA will provide BroadVision with any new versions of the Products, including releases that ensure Product compatibility with new versions and releases containing significant new features.

7.   PRESS RELEASE.

     The parties agree to release a cooperative press release about the release of Final Products, with a significant focus on the Products and their role in the Final Products. Neither party will release such a press release without the other party's prior written permission.

8.   TRADEMARKS; MARKINGS.

     8.1 TRADEMARKS AND TRADE NAMES. During the term of this Agreement, in connection with advertising, promotion and marketing of the Final Products and in related product brochures and other materials, each party may use the trademarks, trade names and other marketing names used by the other party in connection with the Products or Final Products

(the "Trademarks"). In the event that a party ceases using a Trademark, such party will provide the other party with sixty (60) days prior written notice; after the expiration of the sixty (60) day period, the notified party shall cease using the Trademark and shall have ninety (90) additional days to sell through its inventory of pre-printed materials containing such Trademarks. IONA grants no other rights than expressly granted hereunder, and BroadVision acknowledges IONA's exclusive ownership of such marks and names and the renown of IONA's marks and names worldwide. BroadVision grants no other rights than expressly granted hereunder, and IONA acknowledges BroadVision's exclusive ownership of such marks and names and the renown of BroadVision's marks and names worldwide. Each party agrees not to take any action inconsistent with the other party's ownership and further agrees to cooperate with, at its expense, any reasonable action, including without limitation, the conduct of legal proceedings, which the owning party deems necessary to establish and preserve such party's exclusive rights in and to its Trademarks and trade names. Anything herein to the contrary notwithstanding, if a party has a reasonable belief that a Trademark may infringe a third party's rights, such party may require the other party to stop using such Trademark.

     8.2 MARKINGS. Any reproduction of Trademarks, logos, symbols and other identifying marks will materially conform to the original design. Each party agrees that it will not remove or make or permit alterations to any labels or other identifying markings placed on any Product or Documentation.

     8.3 USE OF MARKS AND NAMES. Either party may use the other party's Trademarks, logos, symbols and other identifying marks in advertising and promotional materials, including any professionally mastered marketing materials, subject to the other party's prior written approval, which approval will be provided within ten (10) business days after receipt of the request and will not be unreasonably withheld. IONA acknowledges and agrees that BroadVision may use the term "CORBA" without prior permission; provided that BroadVision will provide IONA with copies of any of BroadVision's professionally mastered marketing materials that include the term "CORBA"; and provided further, that in the event that BroadVision uses "CORBA" in any professionally mastered marketing materials, BroadVision will also use one or more of IONA's Trademarks in such material.

     8.4 STANDARDS. The licenses regarding the Trademarks granted hereunder may be terminated in whole or in part by written notice if, at any time, in the opinion of the licensing party, the marketing of Products, advertising or promotional materials or packaging or design work for the same do not meet such party's then current standards for the Products or Final Products. Notwithstanding the foregoing, in the event the licensing party believes such standards are not being met, the parties will discuss the deficiencies and attempt to resolve them promptly.

     8.5 REFERENCE SITE. IONA may direct any press inquiries about the Products to BroadVision. BroadVision will use commercially reasonable efforts to respond to such inquiries. BroadVision may objectively critique the Products or IONA. BroadVision agrees not to unjustifiably criticize IONA or the Products or to make unjustifiable invidious comparisons between the Products and competitive products or IONA and its competitors.

9.   WARRANTIES.

     9.1 LIMITED WARRANTY. IONA warrants that, for the period of ninety (90) days following installation on BroadVision's or End User's computer systems, as applicable, the Products will materially conform to the Documentation. End Users' and BroadVision's sole remedies for failure of a Product to meet this warranty will be limited to having IONA use commercially reasonable efforts to correct documented nonconformances within five (5) business days and, if IONA is unable to correct such nonconformances within thirty (30) business days, IONA shall refund all license fees it has received pursuant to Section 5.1. IONA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM THIRD PARTY INFRINGEMENT CLAIMS.

     9.2 NO ADDITIONAL WARRANTIES TO END USERS. BroadVision will make no warranties to End Users on behalf of IONA other than as set forth in
Section 9.1, and agrees to indemnify and hold IONA harmless from any third party claims based on warranties given in violation of this Agreement.

     9.3  EXCLUSIONS.

          (a) IONA's warranty does not cover loss or damage which (i) is due to improper installation or maintenance by any person other than as authorized by IONA, misuse, neglect, or any cause other than ordinary commercial or industrial application; (ii) is due to adjustment, repair or modification by any person other than as authorized by IONA; (iii) is due to storage or use in an improper environment, excessive or inadequate heating or air conditioning and electrical power failures, surges or other irregularities; or (iv) is due to any statement about the Products other than as provided in this Agreement or in IONA's documentation, unless confirmed in writing by IONA.

          (b) IONA does not warrant that the Products will meet BroadVision's or End Users' requirements, that operation of the Products will be uninterrupted or error-free, or that all software errors will be corrected. IONA is not responsible for problems caused by any computer hardware or computer operating systems (including BroadVision Products) which are not compatible with the system specifications required to run the Products as set forth in the Product's user manual, or for problems in the interaction of the Products with non-IONA software (including any applicable BroadVision Products).

10.  LIMITATION OF LIABILITY.

     NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY, END USERS OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER THE OTHER PARTY OR END USERS FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA, OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LICENSES GRANTED HEREUNDER. IN NO

EVENT WILL IONA'S LIABILITY UNDER THIS AGREEMENT EXCEED THE LICENSE FEES PAID FOR THE PRODUCT GIVING RISE TO SUCH LIABILITY.

11.  IONA'S INDEMNITY.

     11.1 INDEMNITY.

          (a) IONA will, at its own expense, defend and hold harmless BroadVision against any third party claim, action, suit or proceeding alleging that any Product furnished and used within the scope of this Agreement or the use, sale or other disposition thereof, infringes any U.S. copyright or patent right existing or issued as of the Effective Date. IONA will indemnify BroadVision for all losses, damages and all reasonable expenses and costs incurred by BroadVision as a result of a final judgment entered against BroadVision in any such claim, action, suit or proceeding; provided that BroadVision gives IONA prompt written notice of any such claim, grants IONA control of the defense and any settlement thereof, and reasonably cooperates with IONA at IONA's expense.

          (b) If the Products, in whole or in part, are or in IONA's opinion may become, the subject of any claim, action, suit or proceeding for infringement of, or if it is judicially determined that the Products, in whole or in part, infringe any third party's U.S. copyright or patent right, or if the Product's use is enjoined, then IONA shall, at its option and expense:
(i) procure for BroadVision the right to continue the Product's sale and use;
(ii) replace or modify the Product so as not to infringe such third party's copyright or patent right while conforming, as closely as possible, to the Documentation; or (iii) terminate this Agreement as to such Products and refund the license fees paid for such Products, pro rated over a five (5) year term from the Effective Date. The foregoing remedial actions do not relieve IONA from its obligations under Section 11.1(a).

     11.2 LIMITATION ON LIABILITY/EXCLUSIVE REMEDY.

          (a) IONA will have no liability under Section 11.1 for any infringement claim based upon: (i) the use or combination of the Products with software, hardware, or other materials not provided by IONA; (ii) components or software which were not manufactured by IONA; (iii) any use of an unauthorized altered version of the Products; and (iv) the use of a superseded version of the Products, if such infringement would have been avoided by the use of a current version.

          (b) SECTION 11 STATES IONA'S ENTIRE OBLIGATION AND LIABILITY WITH RESPECT TO ANY CLAIMS OF PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHT INFRINGEMENT.

12.  BROADVISION'S INDEMNITY.

     BroadVision will, at its own expense, defend and hold harmless IONA against any third party claim, action, suit or proceeding alleging that any BroadVision Product furnished and used within the scope of this Agreement or the use, sale or other disposition thereof, infringes any U.S. copyright or patent right existing or issued as of the Effective Date. BroadVision will indemnify IONA for all losses, damages and all reasonable expenses and costs incurred by IONA as a result of a final judgment entered against IONA in any such claim, action, suit or proceeding; provided that IONA gives BroadVision prompt written notice of any such claim, grants BroadVision control of the defense and any settlement thereof, and reasonably cooperates with BroadVision at BroadVision's expense.

13.  TERM.

     The initial term of this Agreement will expire three (3) years from the Effective Date, but this Agreement will automatically renew for additional three
(3) year terms unless terminated earlier (a) by either party by delivering written notice to the other prior to: (i) six (6) months preceding expiration of the term of this contract, or (ii) any renewal of such term, or (b) in accordance with Section 14. Nothing in this Agreement will be construed as requiring either party to renew or extend this Agreement.

14.  TERMINATION.

     14.1 TERMINATION BY EITHER PARTY. Either party may, by written notice to the other party, terminate this Agreement upon the occurrence of any one or more of the following events:

          (a) Upon the failure of the other party to pay any monies when payable hereunder, if such default continues for ten (10) business days or more after written notice to the other party;

          (b) Upon material failure of the other party to observe, keep or perform any of the material covenants, terms or conditions herein (other than as provided in (a) above), if such default continues for thirty (30) days after written notice by the other party; or

          (c) If the other party ceases to function as a going concern or to conduct its operations in the normal course of business.

     14.2 EFFECTS OF TERMINATION.  Upon termination or expiration of this
Agreement:

          (a) All licenses and rights granted to BroadVision under this Agreement, except BroadVision's right to use the Products internally, will terminate;

          (b) BroadVision will promptly return to IONA all marketing and selling materials, all manuals, all technical data and all other documents and copies thereof previously supplied by IONA, except such documents as are necessary for BroadVision to provide support to End Users;

          (c) Each party will cease using the other party's name, trademarks and trade names and BroadVision will refrain thereafter from representing itself as a reseller of IONA;

          (d) Termination by either party under this Agreement will not affect the sublicenses previously granted by BroadVision to End Users; and

          (e) Any other rights of either party which may have accrued up to the date of such termination or expiration will not be affected.

     14.3 SURVIVAL. Sections 11, 12 and 15 will survive the termination or expiration of this Agreement.

15.  CONFIDENTIALITY.

     15.1 CONFIDENTIAL INFORMATION. The term "Confidential Information" means any technical or non-technical information relating to IONA, BroadVision, the Products, Documentation and BroadVision Products, such as product plans, costs, prices, names, finances, marketing plans, business opportunities, personnel and the like, which is disclosed by one party ("Disclosing Party") to the other party ("Receiving Party") in a written or other tangible form clearly marked "Confidential" or with a comparable legend. The parties agree that "Confidential Information" includes the terms of this Agreement. Oral or visual information will not be considered Confidential Information unless it is designated confidential by Disclosing Party at the time of such oral or visual disclosure, and subsequently reduced to writing clearly marked "Confidential" or with a comparable legend, and sent to Receiving Party within thirty (30) days after such oral or visual disclosure.

     15.2 RESTRICTIONS ON USE. During this Agreement, and for five (5) years after the termination of this Agreement, Receiving Party agrees to keep Confidential Information of Disclosing Party in confidence, and will neither disclose it to any third party nor use the same for any purposes other than those contained in this Agreement. Notwithstanding the foregoing, Receiving Party will have no confidentiality obligation and no use restriction with respect to any information that:

          (a) the Disclosing Party approves, by prior written consent, Receiving Party to release or disclose to any third parties;

          (b) the Receiving Party already knows, without obligation to keep it confidential, when received from Disclosing Party;

          (c) the Receiving Party receives in good faith from a third party lawfully in possession thereof and having no similar obligation to keep such information confidential;

          (d) is or becomes publicly known to Receiving Party when or after the Receiving Party receives it from Disclosing Party through no fault of Receiving Party;

          (e) the Receiving Party independently develops without using the Disclosing Party's Confidential Information; or

          (f) is disclosed pursuant to the requirement of a governmental agency or disclosure is required by operation of law.

16.  GENERAL.

     16.1 FORCE MAJEURE. If the performance of this Agreement, or any obligation hereunder, is prevented, restricted or interfered with by reason of fire, flood, earthquake, acts of God, explosion or other casualty of war, labor dispute, inability to procure or obtain delivery of parts, supplies or power, violence, any law, order, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such prevention, restriction or interference.

     16.2 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of California, excluding its conflicts of law principles. Any suit hereunder will be brought in the federal or state courts in Santa Clara County, California and BroadVision submits to the jurisdiction thereof. The parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods if applicable.

     16.3 LANGUAGE. This Agreement is executed in the English language, which will be the sole and controlling language used in interpreting or construing its meaning.

     16.4 SEVERABILITY. If any of the provisions, or portions thereof, of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the parties agree that such invalidity will not affect the validity of the remaining portions of this Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     16.5 RIGHT TO ENTER AGREEMENT. Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

     16.6 INDEPENDENT CONTRACTOR. The parties' relationship will be solely that of independent contractor and nothing contained in this Agreement will be construed to make either party an agent, partner, co-venturer, representative or principal of the other for any purpose, and neither party will have any right whatsoever to incur any liability or obligation on behalf of or binding upon the other party.

     16.7 ASSIGNMENT. Neither party may assign this Agreement in whole or in part without the other party's prior written consent. Notwithstanding the foregoing, either party may assign its rights and obligations to any persons or entities who control fifty percent (50%) or more of such party's voting interests, and this Agreement will inure to the benefit of and be binding upon such successor entity. Any assignment in violation of this Agreement will be void and of no force and effect.

     16.8 ATTORNEY'S FEES. If any legal action is brought to construe or enforce any provision of this Agreement, the prevailing party will be entitled to receive its attorneys' fees and court costs in addition to any other relief it may receive.

     16.9 NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement will be in writing and will be deemed effective three (3) business days after being mailed by registered or certified mail, postage prepaid, to BroadVision and IONA at their respective addresses as set forth above. Either party may change its address by written notice to the other.

     16.10 HEADINGS. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     16.11 NON-WAIVER. No term or provisions hereof will be deemed waived and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, will not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     16.12  ENTIRE AGREEMENT; AMENDMENT.  This Agreement, including the
Exhibits attached hereto, which are hereby incorporated into and made a part of this Agreement, constitute the final, complete and exclusive entire agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, negotiations, agreements, arrangements, or warranties, whether verbal or written, made between the parties with respect to such subject matter. It is expressly understood and agreed that sales conditions of the Products as contained in orders or any other form or request submitted by BroadVision to IONA will be subject to the provisions of this Agreement, and in no event will the terms and conditions set forth in such order or other business form, whether it is IONA's standard or not, be applicable to the transactions between the parties under this Agreement. This Agreement will control over any additional or conflicting term in any of BroadVision's purchase orders or other business forms. This Agreement may only be amended or modified by mutual agreement of authorized representatives of the parties in writing.

     16.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

IONA TECHNOLOGIES, LTD.                BROADVISION INC.


By:       \s\ Christopher Horn         By:          \s\ Pehong Chen
       ----------------------------           ---------------------------------

Name:         Christopher Horn         Name:            Pehong Chen
       ----------------------------           ---------------------------------

Title:        CEO                      Title:           CEO
       ----------------------------           ---------------------------------

Date:         10/8/95                  Date:            7/24/95
       ----------------------------           ---------------------------------

                                 EXHIBIT A

                    SUPPLEMENTAL TERMS AND CONDITIONS

1.   PRODUCTS AND PLATFORMS.

     1.1 DELIVERY DATE. The initial Delivery Date for the initial order shall be January 30, 1995.

     1.2 DELIVERY OF PRODUCTS. On the Delivery Date, IONA shall deliver to BroadVision ten (10) copies of its Orbix product on any of the following platforms as requested by BroadVision: Solaris, DEC, OSF/1, HP-UX, Silicon Graphics IRIX or Windows NT. BroadVision acknowledges that it accepted the Products enumerated in the foregoing sentence on February 28, 1995. By July 1, 1995, as part of the Products and for no additional license fees, IONA will provide versions of its Orbix product that support multi-threading on the Windows NT and Solaris platforms.

     1.3 PRODUCTS. Subject to the delivery schedule in Section 1.2 of this Exhibit A, the Products are the Orbix product in the Solaris, DEC, OSF/1, HP-UX, Silicon Graphics IRIX or Windows NT platforms.

     1.4  TERRITORY.  The Territory shall be worldwide.

2.   FEES.

     2.1 INTERNAL USE OF PRODUCTS. BroadVision shall pay the license fee set forth in Exhibit B for licensing the Products for BroadVision's internal use. BroadVision agrees to purchase [*] copies of Products for its internal use.

     2.2 APPLICATION DEVELOPMENT KIT LICENSES. BroadVision shall pay [*] percent ([*]%) of the applicable list price set forth in Exhibit B for each copy of the Products sold and sublicensed in Application Development Kits to resellers or End Users.

     2.3 PRICE INCREASES. IONA in its discretion may increase the fees for copies of the Products used in the Application Development Kits set forth in Exhibit B on each annual anniversary of the Effective Date by providing sixty
(60) days' prior written notice. In no event shall the year-to-year percentage increase in such fees exceed the corresponding year-to-year percentage increase, plus five percent (5%), in the Retail Price Index measured from January to January. However, in the event of major changes in the currency exchange rate between the Ireland Punt and the U.S. Dollar, the parties agree to negotiate in good faith appropriate adjustments to the fees.

     2.4 VERSION 1.0 RUN TIME PRODUCT LICENSES. For each copy of a Run Time Product BroadVision sells and sublicenses to BroadVision's resellers or End Users, BroadVision shall pay to IONA [*] percent ([*]%) of its Net License Revenue for the Run Time Products. "Net License Revenue" means the gross license fees paid to BroadVision for copies of the Run Time


[*] Confidential treatment requested

Products less any reseller discounts. The initial license fees to be charged to End Users by BroadVision for the Run Time Products will be as set forth in Exhibit C.

     2.5 VERSION 2.0 RUN TIME PRODUCT LICENSE. It is the parties' intent to move to a modular pricing structure upon BroadVision's release of Version 2.0 of the Run Time Products, in which event IONA will be paid based on royalties attributable only to the individual module which allows the user to actually utilize the Product's functionality. Upon BroadVision's release of a Run Time Product it enumerates, in its sole discretion, as version 2.0, BroadVision will pay to IONA [*] percent ([*]%) of the gross license fees attributable to BroadVision's sale and sublicense of the individual module which allows the User to actually utilize the Product's functionality less any reseller discounts. Notwithstanding the foregoing, if BroadVision has not released a Run Time Product it enumerates as version 2.0 within thirty (30) months from the Effective Date, the parties agree to renegotiate the fees applicable to the Run Time Products.

     2.6 MAINTENANCE AND SUPPORT FEES. For 8:00 a.m. to 5:00 p.m. support for Products for BroadVision's internal use, the annual maintenance and support fee shall be twelve and a half percent (12 1/2%) of the Internal Development License fee set forth in Exhibit B for each copy of the Product licensed. For 8:00 a.m. to 5:00 p.m. support for Products for BroadVision's resale, the annual maintenance and support fee shall be four percent (4%) of the Resale Development License fee set forth in Exhibit B for each copy of the Product licensed. All fees under this Section 2.6 are payable in advance on the expiration of the applicable warranty period and each anniversary thereof. For 24 hours per day, seven days a week support as described in Section (6a), the Parties shall use their best efforts to negotiate the applicable fee when customer requirements for such support arise.


[*] Confidential treatment requested

                                  EXHIBIT B

                              IONA LIST PRICES

Internal Development License                 $[*] per license

Resale Development License (UNIX)            $[*] per license, subject to discount

Resale Development License (Windows NT)      $[*] per license, subject to discount

Run Time Licenses                            As per Exhibit A


[*] Confidential treatment requested

                                    EXHIBIT C

                     BROADVISION STANDARD PRODUCTS AND FEES

LICENSEES

     -    SINGLE SERVICE PROVIDER (SSP)

          An SSP is generally a content provider developing a single application for use across one or more on-line platforms. Content providers span a wide range of industries, including media and entertainment, retail and catalog sales consumer goods, travel services, and more. Examples of leading companies developing services include AA/Sabre, Disney, Fingerhut, Lands End, Macy's Interactive, QVC, Times-Mirror and Viacom.

     -    MULTIPLE SERVICE PROVIDER

          An MSP is generally a network operator or network access provider that is aggregating a suite of applications into a package of ITV or on-line services. MSPs develop applications and also strike deals with SSPs. Examples of MSPs include unregulated subsidiaries of all the U.S. RBOCS and telephone companies, international telecommunications firms, cable companies, major on-line services.

     -    SYSTEMS INTEGRATORS

          Systems integrators contract with SSPs and MSPs to build the software and hardware platforms necessary for delivering on-line and interactive services. Systems integrators playing a strong role in the interactive markets include AT&T, Cap Gemini, Arthur Andersen, EDS, Lockheed, Logica, SHL Systemhouse and Siemens.

     -    PLATFORM VENDORS

          Platform vendors offer end-to-end solutions for interactive and on-line services. Platform vendors may choose to integrate or OEM CoMarket software into their platform for sale to service providers, or they may work in a co-marketing partnership with BroadVision. Leading platform vendors for interactive and on-line services include DEC, HP, ICTV, IDS, Intel, MEI, Microsoft, NetScape, Oracle, Spry and Sun, Sun/Thompson, Sybase, Tandem.

DESCRIPTION OF LICENSEES

BroadVision offers three types of licenses for CoMarket, depending on the type of customer and their use of the product. These include:

     -    COMARKET TOOLKIT DEVELOPERS

          Developers are companies with the rights to develop applications using BroadVision products. Developers are licensed to use the CoMarket Toolkits and embed the CoMarket APIs in applications.

     -    COMARKET DASHBOARD USERS

          Dashboard end-users are companies with the rights to use the CoMarket Dashboard in an operational environment.

     -    COMARKET OPERATORS

          Operators are companies with the rights to execute applications developed using the CoMarket Toolkits and operate the CoMarket ICMS. There are two types of operators, Single Service Providers (SSPs) and Multiple Service Providers (MSPs), as defined below:

          -    SINGLE SERVICE PROVIDER (SSP)

               An SSP is a company providing an Interactive Service Application, such as an electronic catalog, games service, etc. An SSP generally operates only one service on an interactive network, either as a stand alone application or as part of an MSP package.

          -    MULTIPLE SERVICE PROVIDER (MSP)

               An MSP is a company developing and providing multiple interactive applications as part of a total package. Examples include providers of ITV platforms, such as RBOCs, cable companies and Direct Broadcast Satellite (DBS) operators, as well as providers of on-line services or electronic malls.

     -    COMARKET RESELLERS

          Resellers are companies with the rights to sub-license BroadVision products. Resellers may include MSPs offering BroadVision tools as part of their platform development environment, systems integrators, or other software companies.

PRODUCT LICENSES

The product is licensed based on the components used. There are three types of licenses:

     1.   COMARKET TOOLKITS LICENSE

          The Toolkit license includes documentation, example programs and code comprising the CoMarket Application Programming Interfaces (API). The Toolkits are licensed on a per developer basis, and include:

          - The Application Integration Toolkit, including platform-specific software stubs for integration of the ICMS with interactive applications

          - The Existing Business Systems Toolkit, including platform-specific software drivers for integration of the ICMS with existing business systems

Both toolkits include documentation and sample programs. The CoMarket APIs are provided as a C++ library. The CoMarket Toolkit license includes the right to incorporate both the software stubs and drivers in interactive applications and existing business systems, and the right to sub-license such applications to others.

     2.   COMARKET DASHBOARD LICENSE

          The Dashboard license provides operators of interactive applications the right to use the CoMarket Dashboard. Dashboards are licensed on a per seat basis. The Dashboard provides marketing and back office operators the ability to define and implement new prices, pricing rules, discounts and incentive programs, create reports from data in the Application Observation System, add, modify and update marketing programs.

     3.   COMARKET ICMS LICENSES

          The CoMarket ICMS provides the interactive application access to the functionality supplied by the ICMS subsystems in an operational environment. An ICMS may support one or more interactive applications and many consumer sessions. The ICMS is licensed based on the number of consumer sessions. Initially, the product will be sold as a single package (e.g. all subsystems sold in the package). Over time, a component-based approach will be supported, allowing ICMS subsystems to be purchased on a modular basis.

COMARKET RELEASE AND CONFIGURATION PLAN

     1. CoMarket V1.0, scheduled for release in December 1995, will consist of all ICMS subsystems configured as one package. The CoMarket Toolkits and CoMarket Dashboards, licensed separately, will support the functionality provided in V1.0 of the ICMS.

     2. BroadVision's second release (CoMarket V1.5), scheduled for the second half of 1996, will consist of enhanced versions of the subsystems contained in V1.0, and additional subsystems containing new functionality. CoMarket V1.0 will also be configured as a single package. Customers using V1.0 can upgrade to V1.5 by paying the incremental difference in price between the two releases. The CoMarket Toolkits and CoMarket Dashboards, licensed separately, will also be enhanced to support the new functionality provided in V1.5 of the ICMS.

     3. BroadVision's third release (CoMarket V2.0), scheduled for 1997, will be priced on a per subsystem basis and not as a set package. CoMarket V2.0 will include enhancements to existing subsystems and new
          functionality provided through additional subsystems.   The CoMarket
          Toolkits and CoMarket Dashboards, licensed separately, will be enhanced to support the new functionality provided in V2.0 of the ICMS. These products will only support access to the ICMS subsystems licensed for use.

COMARKET V1.0 PRICE LIST, PRODUCTS AND SERVICES

     1.   COMARKET V1.0 TOOLKITS AND DASHBOARD LICENSE PRICING

               CoMarket Toolkits V1.0                      $[*]
                                            Price Per [ * ] (US)

               CoMarket Dashboard V1.0                     $[*]
                                            Price Per [ * ] (US)

Notes:

- -    Maintenance is [*]% of net fees paid
- -    Warranty is for [*] days from date of acceptance
- -    Resellers must purchase a minimum of [*] Toolkit licenses for use in internal development.
- -    Resellers receive a [*]% discount when they resell and support
     Operators
- -    Resellers receive a [*]% Finders Fee if Reseller recruits new customer who contracts directly with BroadVision.


[*] Confidential treatment requested

     2.   COMARKET ICMS V1.0

          Licensing for the CoMarket ICMS subsystems is based on the type of service provider (e.g. Single or Multiple Service Provider) and the number of users (e.g. consumers) that can be supported on line. Customer may choose between an annual or perpetual license.

                  SINGLE SERVICE PROVIDER ICMS LICENSE PRICING

                                      (US)            (US)
                                     ANNUAL         PERPETUAL
                      # USERS      LICENSE FEE     LICENSE FEE
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]
                          [*]            [*]             [*]


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                                     C-5

                 MULTIPLE SERVICE PROVIDER ICMS LICENSE PRICING

                                      (US)             (US)
                                     Annual          Perpetual
                      # Users      License Fee      License Fee
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]
                          [*]            [*]               [*]

NOTES:

- -    A user is defined as either the number of Subscriber Households having a settop box in an ITV network (CATV or DBS) or the number of PCs allowed to be logged on to an interactive service at any given time.
- -    Minimum CoMarket V1.0 configuration is [*] users
- -    Resellers receive a [*]% discount when they resell and support Licenses
- -    Annual fees include maintenance, upgrades, and new versions at no additional charge
- -    Perpetual fees do not include maintenance or upgrades
- -    For perpetual licensees, an upgrade fee is charged for new versions of
     CoMarket
- -    Maintenance is [*]% of Net License Fee
- -    Warranty is for [*] days from date of acceptance

     3.   PROFESSIONAL SERVICES FEES:

          Professional Services                 Per Day
                Personnel                         (US)
          Project Manager/Senior Engineer         $[*]
          Staff Engineer                          $[*]

NOTES:

- -    Travel and accommodations are not included in above rates and are to be billed separately.


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                                     C-6

DISCLAIMER

BroadVision reserves all rights to change its product packaging, licensing, pricing and release schedule at any time. However, current customers will be notified with a 30-day notice before any such changes takes effect.

                                   EXHIBIT D

                          END USER LICENSE AGREEMENT

1.   LICENSE

     1.1 GRANT OF RIGHTS. BroadVision grants End User a non-exclusive sublicense to use the software and documentation according to the terms and restrictions set forth in this End User License Agreement. BroadVision may update or revise the software and in so doing incurs no obligation to furnish such updates or revisions to End User.

     End User may (a) install and use the software for internal development purposes only; (b) compile and integrate the software on computers necessary for it to be compatible with End User's existing systems and applications; and (c) copy the software into any machine readable or printed form and copy the documentation in printed form for backup purposes in support of End User's use of the software, which backup of the software and documentation automatically becomes the property of BroadVision and is subject to this Agreement.

     1.2 RESTRICTIONS. End User must reproduce and include the copyright notice on any copy or authorized modification of the software or any portion of the software merged into another software.

     End User may not (a) modify, adapt, translate, rent, lease or loan the software or create derivative works other than applications based on the software or the accompanying written materials; (b) electronically transmit the software over a network except as necessary to support the number of licensed simultaneous users; (c) copy the software into an arrangement or any other hardware configuration where the software is accessible to more simultaneous users than specifically authorized above; (d) USE OR COPY THE SOFTWARE, OR ANY COPY, IN WHOLE OR IN PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS LICENSE; (e) REVERSE ASSEMBLE, REVERSE ENGINEER OR REVERSE COMPILE THE SOFTWARE; or (f) TRANSFER POSSESSION OF ANY COPY OF THE SOFTWARE TO ANOTHER PARTY.

     End User acknowledges that the software constitute valuable proprietary product and trade secrets of BroadVision embodying substantial creative efforts and confidential information, ideas and expressions. Accordingly, End User may install the software on computers or systems located only at facilities owned or leased by End User and shall take reasonable security precautions to restrict access to the software to authorized employees and consultants. Further, End User agrees to treat the software as confidential and not to disclose all or any portion of the software to any third party or entity, except as such disclosure may be necessary to End User's employees or consultants in the course of their employment. End User will advise any of its employees or consultants receiving access to any portion of the software of the confidential and proprietary nature of the software.

2.   PROPRIETARY RIGHTS.

     The software is proprietary to BroadVision. BroadVision retains title and ownership of all copies of the software. The nonexclusive license set forth in this Agreement specifies the authorized use of the software and is not a sale of the software or any copy. Any failure or violation to comply with the authorized use, confidentiality or nondisclosure will be deemed to automatically terminate the license and this Agreement. Except as stated above, this license does not grant End User any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises, or licenses in respect of the software.

3.   TERMINATION.

     This license is effective until terminated. End User may terminate it at any other time by destroying the software together with all copies in any form and notifying BroadVision in writing. This Agreement will also terminate upon conditions set forth elsewhere in this Agreement or if End User fail to comply with any term or condition of this Agreement, in which case End User will destroy the software and all copies in any form.

4.   LIMITED WARRANTY.

     4.1 WARRANTY. BroadVision warrants that the software and the accompanying media will perform materially in accordance with the specifications as set forth in the accompanying specifications for a period of ninety (90) days from the date of installation on the End User's system, when the software is properly installed on a computer for which the license is granted hereunder. BROADVISION DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO END USER. THIS WARRANTY GIVES END USER SPECIFIC LEGAL RIGHTS AND END USER MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

     4.2 REMEDIES. BroadVision's sole obligations, and End User's sole remedies, for the failure of the software to meet this warranty will be limited to having BroadVision undertake to correct documented non-conformances within a reasonable period of time; and if BroadVision is unable to correct such nonconformances within a reasonable period of time, BroadVision will refund all license fees paid to BroadVision.

     4.3 RESTRICTIONS. BroadVision's warranty does not cover loss or damage which (a) is due to improper installation or maintenance, misuse, neglect, or any cause other than ordinary commercial or industrial application; (b) is due to adjustment, repair or modification by any person other than as authorized by BroadVision; (c) is due to storage or use in an improper environment, excessive or inadequate heating or air conditioning and electrical power failures, surges or other irregularities; or (d) is due to any statement about the software other than as provided in this license, unless confirmed in writing by BroadVision.

     BroadVision does not warrant that the software will meet End User's requirements, that operation of the software will be uninterrupted or error-free, or that all software errors will be corrected. BroadVision is not responsible for problems caused by any computer hardware or computer operating systems (including non-BroadVision software components provided by BroadVision) which are not compatible with the system specifications required to run the software as set forth in the software's user manual, or for problems in the interaction of the software with non-BroadVision software.

     4.4 ACCESS. For any warranty, maintenance or support provided by BroadVision to End User, End User shall provide reasonable site and system access (including remote access) reasonably necessary to BroadVision's performance of the work.

5.   LIMITATION OF LIABILITY.

     BROADVISION WILL NOT BE LIABLE TO END USER OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER THE END USER FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA, OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF BROADVISION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LICENSES GRANTED HEREUNDER. IN NO EVENT WILL IONA'S LIABILITY UNDER THIS AGREEMENT EXCEED THE LICENSE FEES PAID FOR THE SOFTWARE GIVING RISE TO SUCH LIABILITY.

6.   GOVERNMENT CONTRACTS.

     The software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in applicable section of FAR 52.227-

19(c)(2) or DOD FAR supplement 252.227-7013 subdivisions (b)(3)(ii) and
(c)(1)(ii) of The Rights in Technical Data and Computer Software clause.

7.   ENFORCEABILITY.

     End User agrees that this Agreement is for the benefit of and may be enforced directly by BroadVision. End User further agrees that because of the unique nature of the software, the irreparable harm of any breach and the inadequacy of monetary damages that BroadVision will be entitled to preliminary and permanent injunctive relief to enforce this Agreement.

8.   GENERAL.

     8.1 This Agreement will be governed by the laws of the State of California, excluding its conflict of laws principles. This Agreement will not be governed by the United Nations Convention for the International Sale of Goods if applicable.

     8.2 End User may not sublicense, assign or transfer the license or the software. Any attempt otherwise to sublicense, assign or transfer any of the rights, duties or obligations hereunder is void.

     8.3 End User acknowledges that the laws and regulations of the United States restrict the export and re-export of the software. End User agrees that End User will not export or re-export the software or media in any form without first obtaining written approval from BroadVision, and the appropriate United States and foreign government approvals.

     8.4 Failure or delay in enforcing any right or provision of this Agreement will not be deemed a waiver of such provision or right with respect to any subsequent breach or a continuance of an existing breach.

     8.5 If any provision of this Agreement shall be held to be unenforceable, that provision will be enforced to the maximum extent possible, and the remaining provisions of this Agreement will remain in full force and effect.

     8.6 All notices and other communications required or permitted under this Agreement will be in writing and will be deemed effective when mailed by registered or certified mail, postage prepaid, or transmitted by facsimile to the following:

          End User:
                         ------------------------

                         ------------------------

                         ------------------------

          BroadVision:   333 Distel Circle
                         Los Altos, CA  94022

A party may change its address by written notice to the others.

     8.7 END USER AGREES THAT THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN END USER, BROADVISION AND IONA AND IT SUPERSEDES ANY PROPOSAL OR PRIOR OR CONTEMPORANEOUS AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.